FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

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VERTICAL HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-23201	59-3635262
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7760 France Avenue, South, 11th Floor Minneapolis, Minnesota 55435
(Address of Principal Executive Offices) (Zip Code)

(612) 568-4210
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On July 1, 2013, the practice of Moquist Thorvilson Kauffmann LLC (“MTK”), which was engaged as the independent registered public accounting firm of Vertical Health Solutions, Inc. (the “Company”) was combined with BDO USA, LLP (“BDO”) and the professional staff and partners of MTK joined BDO either as employees or partners of BDO. As a result of this transaction, MTK resigned as the Company’s independent registered public accounting firm on August 13, 2013. On August 13, 2013, following the resignation of MTK, the Company, through and with the approval of its Board of Directors, appointed BDO as its independent registered public accounting firm.

Other than for the inclusion of a paragraph describing the uncertainty of the Company’s ability to continue as a going concern, MTK's reports on the Company's financial statements for the years ended December 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the subsequent interim period preceding MTK's resignation, there were: (i) no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with MTK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MTK, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) except as noted below, no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with its audit of the Company’s financial statements for the years ended December 31, 2012 and 2011, MTK reported the existence of material weaknesses in the Company's internal control over financial reporting to the Audit Committee of the Company. The material weaknesses relate to the fact that the Company has a lack of segregation of duties due to the limited number of personnel and lacks sufficient internal personnel and technical resources to fully address the accounting for complex debt transactions. These material weaknesses have not been corrected at this time due to the Company’s limited number of employees and the lack of cash resources.

The Company has provided MTK with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested MTK to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of MTK's letter dated August 13, 2013 is attached as Exhibit 16.1 to this Form 8-K.

During the Company's two most recent fiscal years and the subsequent interim period preceding BDO's engagement, neither the Company nor anyone on its behalf consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of BDO as the Company's independent registered public accounting firm, the Audit Committee considered all relevant factors, including that no non-audit services were previously provided by BDO to the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
16.1	MTK letter dated August 13, 2013 regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2013	Vertical Health Solutions, Inc
	By	/s/ William Cavanaugh
Name: William Cavanaugh Title: President and Chief Executive Officer